Exhibit 31 (d)
CERTIFICATION

Rule 13a-14(a) / 15d-14(a) Certifications

I, Charles S. Cullum, Executive Vice President and Chief Financial Officer of Sandy Spring Bancorp, Inc. (“Bancorp”), certify that:
1.I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Sandy Spring Bancorp, Inc.

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: March 27, 2025	/s/ Charles S. Cullum
Charles S. Cullum
Executive Vice President and
Chief Financial Officer